SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
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                            New Frontier Media, Inc.
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                (Name of Registrant as Specified In Its Charter)

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LOGO
NEW FRONTIER MEDIA

For Immediate Release
Contact: Karyn Miller
(303) 444-0900 x102
kmiller@noof.com



                NEW FRONTIER MEDIA CORRECTS MISLEADING STATEMENTS
                         REGARDING ITS DEBT REFINANCING

BOULDER, COLORADO, July 11, 2002 -- New Frontier Media, Inc. (Nasdaq: NOOF), a leader in the electronic distribution of adult entertainment, clarified today misleading statements made by a former director, Edward Bonn, regarding the Company's recent debt refinancing.

In May 2002, New Frontier Media's note holders demanded the immediate repayment of an aggregate of approximately $3 million of principal amount of indebtedness in direct response to Mr. Bonn's decision to wage a proxy contest for control of the Company. In order to repay these obligations and to raise additional funds for general corporate purposes, the Company sold in a private placement, as reported in its Annual Report on Form 10-K, 1.9 million shares of non-convertible preferred stock for an aggregate amount of $3.8 million.

Contrary to Mr. Bonn's statement in his press release that this transaction "subordinated" the common shareholders, it should be noted that the preferred stock is not convertible into the Company's common stock and is non-dilutive to shareholders' equity. The preferred has a dividend rate of 15.5%, as compared to a blended rate of approximately 13.75% on the debt obligations that were accelerated, and carries one vote per share along with the common stock, except as otherwise required by law. Furthermore, the preferred is redeemable at par by the Company at any time prior to its January 2004 stated redemption date. The preferred stock may or may not be called, at the holders' sole discretion, upon a change of control.

The issuance of the preferred stock was pre-cleared through Nasdaq and approved by a majority of the Company's Board of Directors, including each of its independent directors. The issuance of the preferred stock and repayment of the debt obligations improved the Company's balance sheet and liquidity position.

Mark Kreloff, Chairman and Chief Executive Officer of New Frontier Media, Inc., stated that, "In an adverse financial environment, on extremely short notice and in light of the uncertainties caused by the proxy fight, management was able to raise $3.8 million on favorable terms to the Company without any dilution to our current shareholders. Mr. Bonn's press release and statements concerning this transaction can only be viewed as self-interested in light of his proxy contest."

This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company's Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leader in the distribution of adult entertainment content via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks(TM), the umbrella brand for the Company's subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 29 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks(TM) include Pleasure(TM), TeN(TM), ETC (Erotic Television Clips)(TM), Extasy(TM), True Blue(TM) and X-Cubed(TM). These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.


NEW FRONTIER MEDIA HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF NEW FRONTIER MEDIA FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS. NEW FRONTIER MEDIA STRONGLY ADVISES ALL NEW FRONTIER MEDIA SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. THE PRELIMINARY PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN NEW FRONTIER'S PROXY SOLICITATION IS CONTAINED IN AMENDMENT NO. 1 TO THE PRELIMINARY PROXY STATEMENT FILED ON JUNE 27, 2002.